Exhibit 99.1

PURE Bioscience Reports Fiscal Year End 2014 Financial Results

– Restructuring and First Year Progress of Refocused Food Safety Business Strategy Opens New Markets for Commercialization in Fiscal 2015 –

SAN DIEGO, CA (October 28, 2014) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal year ended July 31, 2014 (Fiscal 2014).

Accomplishments – Fiscal Year 2014 to Present

The new PURE management team continues to build upon the significant progress made last fiscal year to advance its laser-focused business strategy to commercialize its SDC-based technology as a food safety solution:

Quick Service Restaurant (QSR)

•	July, 2014 – Successfully completed the commercial market test launch of PURE® Hard Surface disinfectant in over 650 SUBWAY® Restaurant stores.

•	October, 2014 – Announced SUBWAY® Restaurants authorized PURE® Hard Surface disinfectant to be sold for use in all of its 27,000 U.S. stores. Plans in development for phased U.S. national sales rollout.

Food Processors/Manufacturers

•	2013 - 2014 – First pilot orders from several national food manufacturers and processors to initiate pilot adoption and operating protocol development for various pathogen and hygiene control points in their plants.

•	Rollout plans in development with processors/manufacturers for wider plant adoption.

Direct Food Contact Processing Aid

•	July, 2014 – Submitted Food Contact Notification (FCN) to the FDA for raw poultry processing.

•	Test results indicated the ability to reduce Salmonella below detectable levels.

•	October, 2014 – Submitted Food Contact Notification (FCN) to the FDA for produce processing.

•	Test results indicated over a 100-fold improvement over current industry practices in reducing pathogens such as Listeria, E.coli and Salmonella.

•	September, 2014 – Commenced initial testing for use as a processing aid for beef and pork.

-Continued-

•	The Company expects to submit a Food Contact Notification (FCN) to the FDA for beef and pork processing in early calendar 2015.

•	Obtaining necessary FDA and USDA approvals would create access to an estimated addressable $1 billion + U.S. market for this new application for poultry, produce and meats.

Strategic Manufacturing & Distribution Agreement – Intercon Chemical Company (ICC)

•	December, 2013 – Out-sourced manufacturing and supply chain of SDC-based products and established distribution agreement.

•	Increased manufacturing capacity for anticipated future SDC-based product market demand and provides potential future royalty income for SDC-based products sold through ICC’s institutional cleaning and sanitation distribution channel.

Financial Viability

•	2013 – 2014 – Raised more than $14.5 million in equity private placements to fund new business strategy and eliminate long-term debt.

•	August, 2014 – As part of the $14.5 million total, raised $7.9 million in an equity placement (includes $4 million from strategic investor Franchise Brands, LLC, created by the founders of SUBWAY® Restaurants*). This latest financing provided adequate capital;

•	To fund operations for at least the next twelve months enabling the Company to focus on commercialization and revenue generation.

•	Help position PURE to pursue its stated objective of up-listing to a national exchange.

Summary of Results of Operations

Revenues for the fourth fiscal quarter of 2014 were $133,000, compared with revenues of $189,000 for the fourth fiscal quarter of 2013. Total operating costs and expense, excluding share-based compensation, other share-based expense, and restructuring costs, for the fourth fiscal quarter of 2014 and 2013, were $2.0 million and $1.7 million, respectively.

The Company reported its Fiscal 2014 revenues were $550,000 compared with $820,000 for the fiscal year ended July 31, 2013 (Fiscal 2013). Total operating costs and expenses, excluding share-based compensation, other share-based expense, and restructuring costs, were $6.4 million, and $7.4 million, respectively, a reduction of 14%. The Fiscal 2014 net loss was $11.1 million compared with $7.7 million for Fiscal 2013. Our pro forma net loss, adjusted for significant items, for Fiscal 2014 and 2013 was $4.3 million and $6.4 million, respectively.

*	Subway® is a registered trademark of Doctor’s Associates, Inc.

-Continued-

As the Company continues to build on the early successes of its new business strategy, it intends to:

•	Accelerate and expand sales and distribution for its products into the food industry with a focus on a dual track of food safety market opportunities:

•	Hard Surface and Food Contact Surface disinfectant – commercialize the current EPA registered PURE® Hard Surface disinfectant and sanitizer for use in food service operations and food manufacturing.

•	Direct Food Contact – commercialize, subject to receiving both FDA and USDA approval, the use of SDC as a food processing and intervention aid for food processors for treating poultry, produce, beef and pork.

•	Establish strategic alliances to maximize the commercial potential of our technology platform.

•	Develop additional proprietary products and applications; and

•	Protect and enhance our intellectual property estate.

Calendar 2015 Goals

•	Secure customer adoption in food safety with 2+ national restaurant chains and 5+ national food processors;

•	Achieve positive quarterly EBITDA by end of calendar Q4 2015.

•	Leverage outsourcing of operations and supply chain;

•	Provide incremental cost savings and increase production scale.

•	Secure FDA and USDA authorization for use of SDC as a direct food contact/processing aid;

•	Initiate commercialization as a processing aid for poultry and produce in early calendar 2015.

•	Initiate commercialization as a processing aid for beef and pork in second half calendar 2015.

•	License PURE distribution and SDC applications to non-core markets.

•	Seek up-listing to a national stock exchange.

Peter C. Wulff, Chief Financial Officer and Chief Operating Officer, stated that, “The PURE team has done a phenomenal job in re-focusing and restructuring our operations. We now have both the operational foundation and the financial resources needed to focus our team on sales development. I also look forward to working on the up-listing of PURE’s stock to a national exchange at the earliest opportunity.”

Hank R. Lambert, Chief Executive Officer, said that, “We have spent the past year working to gain traction in the commercialization of SDC as a superior, non-toxic disinfectant for pathogen control in restaurant and food processor environments, and we are seeing expanded opportunities within these markets.

-Continued-

“The recent authorization by SUBWAY® Restaurants for PURE® Hard Surface disinfectant to be sold to franchisees for use in each of SUBWAY®’s U.S. stores demonstrates their confidence in our technology based on thorough testing. We are already capitalizing on this important validation of our product in our ongoing sales efforts to introduce additional restaurant chains to the superior efficacy of SDC.”

Lambert continued, “Based on the impressively strong test results achieved this past year, we are opening a new direct food contact sales channel for SDC. We have filed two separate Food Contact Notifications (FCNs) with the FDA (for poultry and for produce) and expect to file a third FCN (for beef and pork) in early 2015. We anticipate expanding the impact of our technology and developing new revenues from this significant new market opportunity in 2015.”

2014 Fiscal Year End Results Conference Call

The Company will host an investor conference call on Tuesday, October 28, 2014 at 1:30pm PDT (4:30pm EDT).

The Participant Dial-In Number for the conference call is 1-631-982-4565. Participants should dial in to the call at least five minutes before 1:30pm PDT (4:30pm EDT) on October 28, 2014. The call can also be accessed “live” online at http://public.viavid.com/index.php?id=111020.

A replay of the webcast will be available on the Company’s website (http://www.purebio.com/about/investor_relations). Also, a replay of the conference call will be available by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting October 28, 2014, at 7:30pm EDT through November 11, 2014 at 11:59 pm EST. Please use PIN Number 90611.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena – providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

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Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements; the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including acceptance of the Company’s PURE Hard Surface disinfectant by SUBWAY® franchisees; the ability of the Company to develop effective new products and receive regulatory approvals of such products; competitive factors; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission, including our annual report on Form 10-K filed October 28, 2014. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:

Tom Hemingway	Terri MacInnis, VP of IR
Redwood Investment Group	Bibicoff + MacInnis, Inc.
714-978-4425	818-379-8500
tomh@redwoodfin.com	terri@bibimac.com

Company Contact:

Peter C. Wulff, CFO & COO

PURE Bioscience, Inc.

619-596-8600 ext.111

pwulff@purebio.com

-Continued-

Pure Bioscience, Inc.

Condensed Consolidated Statements of Operations

	Year Ended July 31,
	2014	2013
Net product sales	$550,000	$820,000
Operating costs and expenses
Cost of goods sold	344,000	565,000
Selling, general and administrative	5,056,000	5,154,000
Research and development	1,032,000	1,169,000
Share-based compensation	2,958,000	720,000
Other share-based expenses	308,000	—
Restructuring costs	2,754,000	—
Impairment of patents	—	551,000

Total operating costs and expenses	12,452,000	8,159,000

Loss from operations	(11,902,000)	(7,339,000)
Other income (expense)
Change in derivative liability	(55,000)	268,000
Interest expense, net	(10,000)	(593,000)
Gain on extinguishment of debt	727,000	—
Other income (expense), net	190,000	(7,000)

Total other income (expense)	852,000	(332,000)

Net loss	$(11,050,000)	$(7,671,000)

Basic and diluted net loss per share	$(0.43)	$(0.71)

Shares used in computing basic and diluted net loss per share	25,609,548	10,838,140

-Continued-

Pure Bioscience, Inc.

Condensed Consolidated Balance Sheets

	July 31, 2014	July 31, 2013
Assets
Current assets
Cash and cash equivalents	$86,000	$32,000
Accounts receivable, net	47,000	18,000
Inventories, net	249,000	365,000
Prepaid expenses	96,000	71,000

Total current assets	478,000	486,000
Property, plant and equipment, net	36,000	146,000
Patents, net	1,345,000	1,430,000

Total assets	$1,859,000	$2,062,000

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,096,000	$1,134,000
Restructuring liability	323,000	—
Note payable, current	—	368,000
Accrued liabilities	401,000	600,000
Derivative liability	9,000	51,000

Total current liabilities	1,829,000	2,153,000
Note payable, less current portion	—	887,000
Deferred rent	13,000	13,000

Total liabilities	1,842,000	3,053,000

Commitments and contingencies (See Note 7)
Stockholders’ equity (deficit)
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value:
100,000,000 shares authorized, 29,394,940 shares issued and outstanding at July 31, 2014, and 12,569,503 shares issued and outstanding at July 31, 2013	295,000	126,000
Additional paid-in capital	80,943,000	69,054,000
Accumulated deficit	(81,221,000)	(70,171,000)

Total stockholders’ equity (deficit)	17,000	(991,000)

Total liabilities and stockholders’ equity (deficit)	$1,859,000	$2,062,000

-Continued-

Pure Bioscience, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Year Ended July 31,
	2014	2013
Net loss, as reported	$(11,050,000)	$(7,671,000)
Add back significant items:
Share-based compensation	2,958,000	720,000
Other share-based expenses	308,000	—
Restructuring costs	2,754,000	—
Gain on extinguishment of debt	727,000	—
Impairment of patents	—	551,000

Net loss, as adjusted for significant items	$(4,303,000)	$(6,400,000)